UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Under Rule 14a-12
PRICE LEGACY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        The following is the text of a press release issued by Price Legacy Corporation on October 25, 2004:

FOR IMMEDIATE RELEASE:	October 25, 2004

PRICE LEGACY CORPORATION ANNOUNCES RECORD DATE
FOR STOCKHOLDERS ELIGIBLE TO VOTE ON MERGER WITH PL RETAIL LLC

San Diego, CA. (October 25, 2004)—Price Legacy Corporation (NASDAQ: PLRE) announced today that its Board of Directors has set the close of business on Thursday, November 4, 2004, as the record date for the determination of stockholders eligible to receive the proxy and vote at the annual meeting to be held to consider and approve the previously announced merger with PL Retail LLC.

On August 24, 2004, Price Legacy entered into a definitive merger agreement to be acquired by PL Retail LLC, a joint venture in which affiliates of Kimco Realty Corporation (NYSE: KIM) own a 15% interest and clients advised by DRA Advisors LLC own an 85% interest. Under the terms of the merger agreement, holders of Price Legacy's common stock will receive $18.85 per share in cash plus a prorated common dividend from October 1, 2004 through the closing of the merger. The merger is subject to approval of Price Legacy's stockholders and other closing conditions as described in the merger agreement.

A proxy statement, once final, will be mailed together with a proxy card to Price Legacy's stockholders. The final proxy statement will include the date, time and location of the annual meeting.

Additional Information About the Merger and Where to Find It:

In connection with the proposed merger, Price Legacy has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC). Prior to the annual meeting, Price Legacy will furnish a definitive proxy statement to its stockholders, together with a proxy card. PRICE LEGACY URGES STOCKHOLDERS TO REVIEW THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC RELATED TO THE PROPOSED MERGER CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.

The proxy statement and other documents filed with the SEC by Price Legacy are available without charge on the SEC's website at www.sec.gov. A free copy of these documents may also be obtained from Price Legacy's Investor Relations at the address set forth below.

The officers and directors of Price Legacy have interests in the proposed merger, some of which may differ from, or may be in addition to, those of Price Legacy's stockholders generally. In addition, Price Legacy, its officers, directors and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Price Legacy related to the proposed merger. Information about the officers and directors of Price Legacy and the interests they may have in the proposed merger is available in the proxy statement.

Price Legacy acquires, operates and develops open-air shopping centers nationwide. The company manages its properties through regional offices located in Arizona, California, Florida and Virginia. Price Legacy has its corporate offices in San Diego, is organized as a REIT and has a taxable REIT subsidiary, Excel Legacy Holdings Inc. For more information on Price Legacy, visit the company's website at www.PriceLegacy.com.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Price Legacy to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include the possibility that the proposed merger may not be consummated on the terms described in this release, or at all, the possibility that the intended benefits of the proposed merger may not be fully realized, changes in general economic conditions, real estate conditions, competition, litigation, financial performance of Price Legacy's properties, joint ventures and investments, and environmental and other liabilities. Price Legacy refers you to the documents it files from time to time with the SEC available through Price Legacy's website at www.PriceLegacy.com, which discuss these and other factors that could adversely affect Price Legacy's results. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Price Legacy undertakes no obligation to update publicly or revise any forward-looking statements.

Contact:

      Price Legacy Corporation
      Jeffrey R. Fisher, Chief Financial Officer
      (858) 675-9400
      17140 Bernardo Center Drive, Suite 300
      San Diego, CA 92128